Exhibit 13

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

The certification set forth below is being submitted in connection with the annual report of SUEZ on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Gérard Mestrallet, the Chief Executive Officer and Gérard Lamarche, the Chief Financial Officer of SUEZ, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SUEZ.

Date: June 29, 2007

By:	/s/ Gérard Mestrallet
Name: Gérard Mestrallet
Title: Chief Executive Officer

By:	/s/ Gérard Lamarche
Name: Gérard Lamarche
Title: Chief Financial Officer